Exhibit 99.1
Masimo Reports First Quarter 2022 Financial Results
First Quarter 2022 Highlights

■	Revenue was $304 million;
■	GAAP net income per diluted share was $0.81; and
■	Non-GAAP net income per diluted share was $0.93.
Irvine, California, May 3, 2022 - Masimo (Nasdaq: MASI) today announced its financial results for the first quarter of 2022, ended April 2, 2022.
First Quarter 2022 Results
Revenue was $304.2 million, which represents 1.7% reported growth and 3.2% growth on a constant currency basis, compared to $299.0 million in the first quarter of 2021. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 75,700 in the first quarter of 2022.
GAAP operating margin for the first quarter of 2022 was 19.6% compared to 22.0% in the first quarter of 2021. First quarter 2022 non-GAAP operating margin was 22.9% compared to 22.9% in the first quarter of 2021.
For the first quarter of 2022, GAAP net income was $46.6 million, or $0.81 per diluted share, compared to net income of $53.4 million, or $0.92 per diluted share, in the first quarter of 2021. Non-GAAP net income was $53.2 million, or $0.93 per diluted share, compared to net income of $52.1 million, or $0.90 per diluted share, in the first quarter of 2021.
Total cash and cash equivalents were $720.1 million as of April 2, 2022.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “We experienced strong demand for our products during the quarter while facing some unexpected supply chain challenges. Our actions to address those issues are on-going and we still expect to achieve the growth in our core healthcare business this year that we had anticipated at the beginning of the year. We have now completed our acquisition of Sound United and are deeply engaged in combined efforts to generate some exciting new product launches in consumer health & wellness. Our outlook for 2022 is positive as we are consistently winning new customers for our broad portfolio of breakthrough technologies.”
Full-year 2022 Non-GAAP Financial Guidance
The Company provided the following updated estimates for its full-year 2022 non-GAAP guidance:

2022 Updated Guidance(1)(2)
(in millions, except percentages and earnings per diluted share)	Non-GAAP
Revenue	$2,000 to $2,060
Gross margin	56.3% to 56.5%
Operating margin	18.3% to 18.7%
Earnings per diluted share	$4.46 to $4.73
______________
(1)    Updated guidance provided May 3, 2022.
(2)    The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition, which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters.

Included in the consolidated guidance above:
•Core Masimo revenue of $1,340 million to $1,360 million, which includes $17 million of year-over-year currency headwinds; Sound United revenue of $660 million to $700 million from April 11, 2022 through fiscal year end;
•Core Masimo gross margin of 66.5%; Sound United gross margin of 36.3% to 36.7%;
•Core Masimo operating margin of 24.8%; Sound United operating margin of 5.0% to 7.0%;
•Consolidated non-operating expense of $18 million; and
•Consolidated tax rate of 25.3%.
Second Quarter 2022 Non-GAAP Financial Guidance
The Company provided the following estimates for its second quarter 2022 non-GAAP guidance:

Q2 2022 Guidance(1)
(in millions, except percentages and earnings per diluted share)	Non-GAAP
Revenue	$525 to $555
Gross margin	56.0% to 56.2%
Operating margin	17.9% to 18.5%
Earnings per diluted share	$1.13 to $1.25
______________
(1)    The Company is unable to present a quantitative reconciliation to the most directly comparable GAAP measures for forward-looking non-GAAP measures without unreasonable effort due to the recent Sound United acquisition, which is pending completion of the purchase price allocation, including the fair values associated with acquired assets and assumed liabilities and tax contingency matters.
Included in the consolidated guidance above:
•Core Masimo revenue of $345 million to $365 million, which includes $4 million of year-over-year currency headwinds; Sound United revenue of $180 million to $190 million from April 11, 2022 through fiscal quarter end;
•Core Masimo gross margin of 66.8%; Sound United gross margin of 35.3% to 35.7%;
•Core Masimo operating margin of 26.1%; Sound United operating margin of 2.0% to 4.0%;
•Consolidated non-operating expense of $6 million; and
•Consolidated tax rate of 25.4%.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes these non-GAAP financial measures are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures, including but not limited to, asset impairments and in-process research and development.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

First Quarter 2022 Actuals versus First Quarter 2021 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Three Months Ended
(in thousands, except percentages)	April 2, 2022	April 3, 2021
GAAP revenue	$304,241	$299,043
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	4,335	N/A
Total non-GAAP constant currency adjustments	4,335	N/A
Non-GAAP constant currency revenue	$308,575	$299,043

Revenue growth %
GAAP	1.7%
Non-GAAP constant currency	3.2%
__________________
(1)      May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	April 2, 2022		April 3, 2021
(in thousands, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$46,595	$0.81	$53,383	$0.92
Non-GAAP adjustments:
Acquired tangible asset amortization	—	—	141	—
Acquired intangible asset amortization	1,465	0.03	1,599	0.03
Acquisition, integration and related costs	3,149	0.05	1,048	0.02
Litigation related expenses, settlements and awards	5,462	0.10	—	—
Realized and unrealized gains or losses	801	0.01	799	0.01
Tax impact of non-GAAP adjustments	(2,522)	(0.04)	(598)	(0.01)
Excess tax benefits from stock-based compensation expense	(1,739)	(0.03)	(4,302)	(0.07)
Total non-GAAP adjustments	6,616	0.12	(1,313)	(0.02)
Non-GAAP net income	$53,211	$0.93	$52,070	$0.90
Weighted average shares outstanding - diluted		57,310		57,901
__________________
(1)      May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	April 2, 2022	April 3, 2021
(in thousands, except percentages)	$	$
GAAP operating income/margin	$59,745	$65,664
Non-GAAP adjustments:
Acquired tangible asset amortization	—	141
Acquired intangible asset amortization	1,465	1,599
Acquisition, integration and related costs	3,149	1,048
Litigation related expenses, settlements and awards	5,462	—
Total non-GAAP adjustments	10,077	2,788
Non-GAAP operating income/margin	$69,821	$68,452

GAAP operating income/margin %	19.6%	22.0%
Non-GAAP operating income/margin %	22.9%	22.9%
__________________
(1)     May not foot due to rounding.
Conference Call:
The conference call to review the results will begin at 1:30 p.m. PT today (4:30 p.m. ET) and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration
https://conferencingportals.com/event/nUSpRIEm
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes, reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2021-22 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView®, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for second quarter 2022 and full year 2022 financial guidance; the expectation that measures taken to resolve production issues will be effective; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; anticipated benefits from our acquisition of Sound United; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; our ability to successfully integrate Sound United’s brands into our business; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brands; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	April 2, 2022	January 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$720,108	$745,250
Accounts receivable, net of allowance for credit losses	199,876	200,765
Inventories	213,485	201,370
Other current assets	91,273	91,027
Total current assets	1,224,742	1,238,412
Lease receivable, non-current	73,922	73,688
Deferred costs and other contract assets	33,033	28,093
Property and equipment, net	299,544	272,793
Intangible assets, net	72,278	72,502
Goodwill	99,328	100,334
Deferred tax assets	51,328	52,607
Other non-current assets	54,621	48,581
Total assets	$1,908,796	$1,887,010
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$87,453	$75,627
Accrued compensation	49,930	70,835
Deferred revenue and other contract liabilities, current	48,735	50,877
Other current liabilities	68,193	70,397
Total current liabilities	254,311	267,736
Other non-current liabilities	72,347	69,029
Total liabilities	326,658	336,765
Commitments and contingencies
Stockholders’ equity
Common stock	56	55
Treasury stock	(767,655)	(767,655)
Additional paid-in capital	740,735	752,513
Accumulated other comprehensive loss	(8,455)	(5,530)
Retained earnings	1,617,457	1,570,862
Total stockholders’ equity	1,582,138	1,550,245
Total liabilities and stockholders’ equity	$1,908,796	$1,887,010

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended
	April 2, 2022	April 3, 2021
Revenue	$304,241	$299,043
Cost of goods sold	99,477	102,168
Gross profit	204,764	196,875
Operating expenses:
Selling, general and administrative	108,900	96,700
Research and development	36,119	34,511
Total operating expenses	145,019	131,211
Operating income	59,745	65,664
Non-operating loss	(608)	(737)
Income before provision for income taxes	59,137	64,927
Provision for income taxes	12,542	11,544
Net income	$46,595	$53,383

Net income per share:
Basic	$0.84	$0.97
Diluted	$0.81	$0.92

Weighted-average shares used in per share calculations:
Basic	55,420	55,200
Diluted	57,310	57,901
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended
	April 2, 2022	April 3, 2021
Cost of goods sold	$236	$205
Selling, general and administrative	7,339	9,412
Research and development	3,294	3,091
Total	$10,869	$12,708

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)
	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$46,595	$53,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,134	8,493
Stock-based compensation	10,869	12,708
Loss on disposal of equipment, intangibles and other assets	215	29
Provision for credit losses	495	49
Changes in operating assets and liabilities:
Decrease in accounts receivable	402	6,823
Increase in lease receivable, net	(236)	(919)
Increase in inventories	(12,357)	(915)
(Increase) decrease in other current assets	(1,432)	16,326
Increase in deferred costs and other contract assets	(14,889)	(1,307)
Increase in other non-current assets	(50)	(77)
Increase (decrease) in accounts payable	9,179	(599)
Decrease in accrued compensation	(20,698)	(23,343)
Decrease in accrued liabilities	(3,536)	(5,813)
Increase (decrease) in income tax payable	1,312	(303)
Decrease in deferred revenue and other contract-related liabilities	(1,781)	(5,308)
(Decrease) increase in other non-current liabilities	(64)	33
Net cash provided by operating activities	23,158	59,260
Cash flows from investing activities:
Purchases of property and equipment, net	(20,479)	(8,903)
Increase in intangible assets	(2,460)	(1,572)
Other strategic investing activities	(850)	—
Net cash used in investing activities	(23,789)	(10,475)
Cash flows from financing activities:
Proceeds from issuance of common stock	3,153	5,756
Payroll tax withholdings on behalf of employees for vested equity awards	(25,376)	(16,691)
Repurchases of common stock	—	(128,917)
Net cash used in financing activities	(22,223)	(139,852)
Effect of foreign currency exchange rates on cash	(2,505)	279
Net decrease in cash, cash equivalents and restricted cash	(25,359)	(90,788)
Cash, cash equivalents and restricted cash at beginning of period	748,378	645,004
Cash, cash equivalents and restricted cash at end of period	$723,019	$554,216